UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2014
________________________________________________________________________________
UNDER ARMOUR, INC.
 ________________________________________________________________________________

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Under Armour, Inc. (the “Company”) was held on May 13, 2014. At the Annual Meeting, the stockholders voted on three proposals and cast their votes as described below. The record date for this meeting was February 21, 2014. Subsequent to the record date, the Board of Directors of the Company approved a two-for-one stock split of the Company’s common stock effective April 14, 2014. The shares voted reflect pre-split shares outstanding.

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve on the Company’s Board of Directors until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. The voting results were as follows:

		Withhold Authority to Vote	Broker Non-Votes
Nominees	For
Kevin A. Plank	259,140,173	1,263,083	16,681,391
Byron K. Adams, Jr.	258,664,864	1,738,392	16,681,391
Douglas E. Coltharp	260,181,673	221,583	16,681,391
Anthony W. Deering	260,214,755	188,501	16,681,391
A.B. Krongard	260,092,398	310,858	16,681,391
William R. McDermott	257,851,605	2,551,651	16,681,391
Eric T. Olson	260,174,206	229,050	16,681,391
Harvey L. Sanders	260,213,613	189,643	16,681,391
Thomas J. Sippel	258,661,458	1,741,798	16,681,391

Proposal 2

The stockholders approved the Company’s executive compensation, in a non-binding advisory vote. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
259,954,694	312,930	135,632	16,681,391

Proposal 3

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014. The voting results were as follows:

For	Against	Abstain
259,954,694	312,930	135,632

No other matters were submitted for stockholder action.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: May 16, 2014	By:	/s/ JOHN STANTON
John Stanton
Senior Vice President, General Counsel & Secretary